Exhibit 99.1

Spero Therapeutics Announces First Quarter 2018 Financial Results and Pipeline Update

Multiple data readouts expected throughout 2018 and SPR994 Phase 3 initiation anticipated around year-end 2018

CAMBRIDGE, Mass., May 10, 2018 – Spero Therapeutics, Inc. (Nasdaq: SPRO), a multi-asset clinical-stage biopharmaceutical company focused on identifying, developing and commercializing novel treatments for multi-drug resistant (MDR) bacterial infections, today announced financial results for the first quarter ended March 31, 2018 and provided a pipeline update.

“We continue to make progress advancing our pipeline candidates, all of which are designed to address the critical need for novel anti-infective therapies for current and emerging drug-resistant infections,” said Ankit Mahadevia, M.D., Chief Executive Officer of Spero Therapeutics. “We look forward to advancing SPR994 into our planned pivotal Phase 3 trial in cUTI around year-end 2018.”

Recent Clinical Highlights and Upcoming Milestones

SPR994:

The Company’s lead product candidate, SPR994, is designed to be the first broad-spectrum oral carbapenem-class antibiotic for use in adults to treat MDR Gram-negative infections. Spero initiated a Phase 1 trial designed as a double-blind, placebo-controlled, ascending dose, multi-cohort study in healthy subjects in October 2017. The trial will assess the safety, tolerability, and pharmacokinetics of SPR994 and enable dose selection for the planned Phase 3 clinical trial. The Company continues to expect top-line data from the Phase 1 trial in mid-2018. Following a pre-Phase 3 meeting with the FDA in the second half of 2018, Spero plans to initiate a pivotal Phase 3 clinical trial of SPR994 for the treatment of complicated urinary tract infection (cUTI) around year-end 2018 in support of a new drug application (NDA).

Potentiator Platform (SPR741 and SPR206):

Spero’s potentiator platform is an innovative approach to treating MDR Gram-negative bacterial infections and includes two IV-administered compounds, SPR741 and SPR206. Both product candidates within the potentiator platform are advancing, and following results from the ongoing studies, Spero expects to select a candidate from this program for further clinical testing.

SPR741 is designed to expand the spectrum and increase the potency of a partner antibiotic when administered in combination. Phase 1 data presented at the 28th European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) Conference in April 2018 demonstrated SPR741 to be generally well tolerated in single doses of up to and including 800 mg and at doses up to and including 600 mg every 8 hours for 14 days. In November 2017, Spero initiated a Phase 1b drug-drug interaction trial of SPR741 in healthy volunteers as a single dose in combination with compounds from the beta-lactam class of antibiotics. The trial will assess the impact, if any, on the pharmacokinetics of SPR741 or the pharmacokinetics of the beta-lactam combination drug when the two are dosed together. The Company anticipates top-line data from this Phase 1b drug-drug interaction trial during the second quarter of 2018.

SPR206 is designed to have antibiotic activity as a single agent against MDR and extremely drug resistant (XDR) bacterial strains. Multiple susceptibility testing studies suggest that SPR206 is capable of potent activity against MDR Enterobacteriaceae, carbapenem-resistant Pseudomonas aeruginosa and carbapenem-resistant Acinetobacter baumanii. The Company expects to have additional data from the SPR206 IND-enabling studies in the second quarter of 2018.

SPR720:

SPR720 is an oral antibiotic designed for the treatment of an orphan disease, pulmonary non-tuberculous mycobacterial (NTM) infection. SPR720 has shown activity in in vitro and in vivo studies as good or better than positive controls, including in an acute model infection caused by Mycobacterium abscessus murine pneumonia. IND-enabling studies are ongoing and the Company expects additional data from the IND-enabing studies in the second half of 2018.

First Quarter 2018 Financial Results

The Company reported a net loss of $(10.6) million, or $(0.74) per basic and diluted share, for the first quarter of 2018 versus a net loss of $(7.1) million and $(21.60) per common share, respectively, for the same period in 2017.

Revenue from government awards totaled $1.2 million for the first quarter of 2018, higher than awards of $140,000 for the first quarter of 2017, and were comprised of reimbursement for SPR741 and SPR720 program expenses. Research and development expenses were $8.9 million for the first quarter of 2018, higher than first quarter of 2017 expenses of $6.0 million, largely due to increased spending on the SPR994 and SPR206 development programs. General and administrative expenses were $3.0 million for the first quarter of 2018, higher than first quarter of 2017 expenses of $1.7 million due mainly to increased headcount and expenses associated with operating as a public company.

The Company expects that its research and development expenses will increase through 2018 in connection with increased planned clinical and preclinical activities related to our product candidates, including the initiation of the Phase 3 SPR994 clinical trial around year-end 2018. The Company expects general and administrative expenses to increase through 2018 due to additional headcount and consultant fees to support its research and development efforts and increased costs associated with operating as a public company.

As of March 31, 2018, the Company’s cash, cash equivalents and marketable securities totaled $75.4 million. Spero believes that its existing cash, cash equivalents and marketable securities will fund operations through late in the second quarter of 2019.

About Spero

Spero Therapeutics is a multi-asset, clinical-stage biopharmaceutical company focused on identifying, developing and commercializing novel treatments for multidrug-resistant (MDR) bacterial infections.

The Company’s lead product candidate, SPR994, is designed to be the first broad-spectrum oral carbapenem-class antibiotic for use in adults to treat MDR Gram-negative infections.

The Company also has a platform technology known as its Potentiator Platform that it believes will enable it to develop drugs that will expand the spectrum and potency of existing antibiotics, including formerly inactive antibiotics, against Gram-negative bacteria. The Company’s lead product candidates generated from its Potentiator Platform are two intravenous, or IV,-administered agents, SPR741 and SPR206, designed to treat MDR Gram-negative infections in the hospital setting.

Spero is also advancing SPR720, its novel oral therapy product candidate designed for the treatment of pulmonary non-tuberculous mycobacterial (NTM) infection, an orphan infectious disease.

For more information, visit https://sperotherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about the initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and the Company’s research and development programs, including statements regarding management’s assessment of the results of such preclinical studies and clinical trials, the timing of clinical data, the Company’s cash forecast and anticipated expenses and the sufficiency of the Company’s cash resources. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether the Company’s product candidates will advance through the preclinical development and clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2018, and risks described in other filings the Company may make with the Securities and Exchange Commission in the future. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Spero Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Grant revenue	$1,153	$140

Operating expenses:
Research and development	8,925	5,999
General and administrative	3,044	1,740

Total operating expenses	11,969	7,739

Loss from operations	(10,816)	(7,599)
Other income (expense)	172	469

Net loss attributable to common shareholders of Spero Therapeutics, Inc.	$(10,644)	$(7,130)

Net loss per share attributable to common shareholders per share, basic and diluted	$(0.74)	$(21.60)
Weighted average shares outstanding, basic and diluted:	14,369,182	330,075

Spero Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(Unaudited)

	March 31,	December 31,
	2018	2017
Cash, cash equivalents and marketable securities	$75,393	$87,288
Other assets	5,666	6,191

Total assets	$81,059	$93,479

Total liabilities	6,161	8,522
Total stockholder’s equity	74,898	84,957

Total liabilities and stockholders’ equity	$81,059	$93,479

Spero Investor Contact:

Sharon Klahre

Director, Investor Relations

857-242-1547

IR@sperotherapeutics.com